PowerSchool Announces Second Quarter 2022 Financial Results
•PowerSchool exceeds high-end of outlook for both revenue and Adjusted EBITDA, raises outlook for full year 2022
•Subscription and Support revenue reaches $135.0 million in the second quarter of 2022, increases 11% year-over-year
•ARR of $580.3 million as of June 30, 2022, increases 10% year-over-year
•NRR of 107.3% as of June 30, 2022, improves 60 basis points sequentially
•Net loss margin reaches negative 4% and Adjusted EBITDA margin reaches 31% for the quarter

FOLSOM, Calif. – August 8, 2022: PowerSchool Holdings, Inc. (NYSE: PWSC) (“PowerSchool” or the “Company”), the leading provider of cloud-based software for K-12 education in North America, today announced financial results for its second quarter ended June 30, 2022.
“Our second quarter results were excellent, driven by disciplined execution that delivered broad-based growth. We exceeded our expectations for revenue and Adjusted EBITDA, had our best ever quarter for cross-sell, added new state and top district contracts, and exited the quarter with a very strong pipeline. Since our IPO last July, our teams have done an incredible job growing our customer base by nearly 3,000 logos, increasing the number of multi-product customers by nearly 30%, expanding our unified platform from 14 to 19 products, and materially incrementing our margins,” said Hardeep Gulati, PowerSchool CEO. “We are looking forward to building upon our first half momentum, supported by the resilience and stability of the K-12 market we serve and the customer growth we have seen.”

Second Quarter 2022 Financial Results
•Total revenue was $157.6 million for the three months ended June 30, 2022.
•Subscriptions and Support revenues were $135.0 million, up 11% year-over-year.
•Gross Profit was $89.6 million, or 57% of total revenue, and Adjusted Gross Profit* was $107.2 million, or 68% of total revenue.
•Net loss was $6.5 million, or negative 4% of total revenue, and non-GAAP net income* was $42.9 million or 27% of total revenue.
•Adjusted EBITDA* was $48.7 million, or 31% of total revenue.
•GAAP net loss per basic and diluted share was $0.03 on 158.2 million shares of Class A common stock outstanding. Non-GAAP net income per diluted share* was $0.22 on 198.2 million shares of Class A common stock outstanding.
•Net cash used in operations was $15.8 million, and free cash flow* was negative $28.2 million.
•Annual Recurring Revenue (ARR)* was $580.3 million, up 10% year-over-year, and Net Revenue Retention Rate* was 107.3%, up 60 basis points quarter-over-quarter.

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights
•Continued Cross-Sell Momentum: Booked nearly 500 cross-sell transactions in the second quarter, including a major state Department of Education that added Unified Insights and a 6-product deployment at one of the largest school districts in Canada.
•Platform Expansion: Introduced three new products to boost student success and to support educators:
◦Connected Intelligence®, a data-as-a-service solution that provides a unified, global, fully managed, and secure view of school data so administrators, teachers, and students can benefit from centralized data access and management, predictive insights, and improved efficiencies.

◦Unified Insights™ MTSS (Multi-Tiered System of Support), which helps educators support the needs of the whole child by providing a single solution to analyze, collaborate, and act on critical student data.
◦Unified Classroom® Curriculum and Instruction, a product from our recent acquisition Chalk, which better connects curriculum mapping and instructional delivery, giving teachers and students more time to focus on teaching and learning.
•Awards: Awarded SIIA’s prestigious CODiE Award for Best Data Management Tool and was recognized by the EdTech Breakthrough Awards as the School Information Systems Solution Provider of the Year.
•Acquisitions: Added Headed2, a leading career and military readiness platform, with state-specific solutions for all 50 states and statewide contracts with California, Nevada, and Pennsylvania. Headed2 expands Naviance’s leading college, career and life readiness (CCLR) platform with deeper career, military, and life readiness functionality for students of all ages.
•Leadership: Expanded the executive leadership team with the hiring of Grayson Williams as Chief Information Officer, who brings over 24 years of experience directing and transforming highly-effective IT operations at several large corporations.

Commenting on the Company’s financial results, Eric Shander, PowerSchool CFO, added, “We are especially pleased with our performance in the quarter, and particularly happy to see the sequential 60-basis-point improvement in our Net Revenue Retention, highlighting the tremendous value we provide to our customers. Our focus on product, go-to-market, cross-selling, customer support, and infrastructure fueled this success and will drive us well into the future.”

Financial Outlook

The Company currently expects the following results:
Third quarter ending September 30, 2022 (in millions)

Total revenue	$162	to	$164
Adjusted EBITDA *	$49	to	$51
Year ending December 31, 2022 (in millions)

Total revenue	$630	to	$634
Adjusted EBITDA *	$188	to	$191

* Adjusted EBITDA, a non-GAAP financial measure was not reconciled to net loss, the most closely comparable GAAP financial measure because net loss is not accessible on a forward-looking basis. The Company is unable to reconcile Adjusted EBITDA to net loss without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net loss for these periods but would not impact Adjusted EBITDA. Such items include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on net loss. The foregoing financial outlook reflects the Company’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”
Conference Call Details

The conference call will begin at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on August 8, 2022. Those wishing to participate via webcast should access the call through PowerSchool’s Investor Relations website. An archived webcast will be made available shortly after the conference call ends.
Those wishing to participate via telephone may dial in at 1-877-407-0792 (USA) or 1-201-689-8263 (International) by referencing conference ID 13731611. The telephone replay will be available from 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time) on August 8, 2022, through August 15, 2022, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and referencing the replay passcode 13731611.
About PowerSchool
PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education in North America. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments, and analytics in one unified platform. PowerSchool supports over 45 million students globally and more than 15,000 customers, including over 90 of the top 100 districts by student enrollment in the United States, and sells solutions in over 90 countries. Visit www.powerschool.com to learn more.

Forward-Looking Statements
Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities Exchange Commission (“SEC”). Copies of such filing may be obtained from the Company or the SEC.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs and the sales mix for recurring and non-recurring revenue. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Revenue Retention Rate (“NRR”)

We believe that our ability to retain and grow recurring revenues from our existing customers over time strengthens the stability and predictability of our revenue base and is reflective of the value we deliver to them through upselling and cross selling our solution portfolio. We assess our performance in this area using a metric we refer to as Net Revenue Retention Rate (“NRR”). Beginning in the first quarter of 2021, we intend to exclude from our calculation of NRR any changes in ARR attributable to Intersect customers, as this product is sold through our channel partnership with EAB and is pursuant to annual revenue minimums, therefore the business will not be managed based on NRR. We calculate our dollar-based NRR as of the end of a reporting period as follows:

•Denominator. We measure ARR as of the last day of the prior year comparative reporting period.

•Numerator. We measure ARR from renewed and new sale opportunities booked as of the last day of the current reporting period from customers with associated ARR as of the last day of the prior year comparative reporting period.

The quotient obtained from this calculation is our dollar-based net revenue retention rate. Our NRR provides insight into the impact on current year recurring revenues of expanding adoption of our solutions by our existing customers during the current period. Our NRR is subject to adjustments for acquisitions, consolidations, spin-offs and other market activity.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, unit-based compensation expense, restructuring and acquisition-related expenses and amortization of acquired intangible assets and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, unit-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Non-GAAP Net Income (loss), Non-GAAP Cost of Revenue and Operating Expenses and Adjusted EBITDA: Non-GAAP Net Income (loss), Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss), GAAP cost of revenue and GAAP operating expenses, as applicable. We define Non-GAAP Net Income (loss) as net income (loss) adjusted for depreciation and amortization, share-based compensation expense and the related employer payroll tax, management fees, restructuring and acquisition-related expenses. We define Non-GAAP Cost of Revenue and Operating Expenses as their respective GAAP measures adjusted for share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expense. We define Adjusted EBITDA as net income (loss) adjusted for all of the above items, net interest expense and provision for (benefit from) income tax. We use Non-GAAP Net Income, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses and Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Non-GAAP Net Income and Adjusted EBITDA facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.
Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash provided by operating activities less, cash used for purchases of property and equipment and capitalized product development costs. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.
These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenue:
Subscriptions and support	$135,010	$121,763	$264,775	$224,854
Service	19,119	16,083	35,182	29,036
License and other	3,462	7,557	7,227	9,660
Total revenue	157,591	145,403	307,184	263,550
Cost of revenue:
Subscriptions and support	37,260	33,632	75,294	62,664
Service	15,737	12,795	30,734	23,489
License and other	717	531	1,703	929
Depreciation and amortization	14,271	12,846	28,230	24,602
Total cost of revenue	67,985	59,804	135,961	111,684
Gross profit	89,606	85,599	171,223	151,866
Operating expenses:
Research and development	26,088	21,929	52,706	40,474
Selling, general, and administrative	47,484	30,653	87,587	55,984
Acquisition costs	1,043	177	2,618	5,780
Depreciation and amortization	16,137	16,154	32,095	30,713
Total operating expenses	90,752	68,913	175,006	132,951
Income (loss) from operations	(1,146)	16,686	(3,783)	18,915
Interest expense - Net	8,743	21,297	15,765	38,559
Other expenses (income) - Net	(498)	(376)	(576)	(233)
Loss before income taxes	(9,391)	(4,235)	(18,972)	(19,411)
Income tax expense (benefit)	(2,933)	(1,690)	1,605	(17,349)
Net loss	$(6,458)	$(2,545)	$(20,577)	$(2,062)
Less: Net loss attributable to non-controlling interest	(1,933)	—	(3,940)	—
Net loss attributable to PowerSchool Holdings, Inc.	(4,525)	(2,545)	(16,637)	(2,062)
Net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic and diluted	$(0.03)	$—	$(0.11)	$—
Weighted average shares of Class A common stock outstanding - basic and diluted	158,229,171	—	158,171,056	—

Other comprehensive income (loss) - Foreign currency translation	345	(381)	(125)	(228)
Total other comprehensive income (loss)	345	(381)	(125)	(228)
Less: comprehensive income (loss) attributable to non-controlling interest	$70	$—	$(25)	$—
Comprehensive loss attributable to PowerSchool Holdings, Inc.	$(4,250)	$(2,926)	$(16,737)	$(2,290)

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	June 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$15,445	$86,479
Accounts receivable—net of allowance of $3,325 and $4,964 respectively	56,559	48,403
Prepaid expenses and other current assets	35,207	38,423
Total current assets	107,211	173,305
Property and equipment - net	7,084	15,676
Operating lease right-of-use assets	9,255	—
Capitalized product development costs - net	92,526	80,611
Goodwill	2,487,004	2,454,692
Intangible assets - net	768,377	804,909
Other assets	31,004	27,489
Total assets	$3,502,461	$3,556,682
Liabilities and Stockholders'/Members’ Equity
Current Liabilities:
Accounts payable	$6,766	$12,449
Accrued expenses	65,595	71,167
Operating lease liabilities, current	7,094	—
Deferred revenue, current	172,992	294,276
Revolving credit facility	70,000	—
Current portion of long-term debt	7,750	7,750
Total current liabilities	330,197	385,642
Noncurrent Liabilities:
Other liabilities	2,326	7,423
Operating lease liabilities—net of current	9,284	—
Deferred taxes	297,584	295,959
Tax receivable agreement liability	400,022	404,394
Deferred revenue—net of current	5,032	6,881
Long-term debt, net	731,013	733,425
Total liabilities	1,775,458	1,833,724

Stockholders’/Members’ Equity:
Class A common stock, $0.0001 par value per share, 500,000,000 shares authorized, 158,266,304 shares issued and outstanding as of June 30, 2022. 158,034,497 shares issued and outstanding as of December 31, 2021	16	16
Class B common stock, $0.0001 par value per share, 300,000,000 shares authorized, 39,928,472 shares issued and outstanding as of June 30, 2022. 39,928,472 shares issued and outstanding as of December 31, 2021	4	4
Additional paid-in capital	1,422,401	1,399,967
Accumulated other comprehensive income	(1,219)	(216)
Accumulated deficit	(183,101)	(165,026)
Total stockholders’/members’ equity attributable to PowerSchool Holdings, Inc.	1,238,101	1,234,745
Non-controlling interest	488,902	488,213
Total stockholders’/members’ equity	1,727,003	1,722,958
Total liabilities and stockholders’/members’ equity	$3,502,461	$3,556,682

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(in thousands)
Cash flows from operating activities:
Net loss	$(6,458)	$(2,545)	$(20,577)	$(2,062)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	30,372	33,227	60,307	61,778
Share-based compensation	14,060	1,373	25,610	2,737
Write-off of right-of-use assets and property and equipment	8,597	—	8,597	—
Change in fair value of acquisition-related contingent consideration	(6,088)	—	(5,926)	—
Other	(1,511)	(268)	804	(258)
Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	(11,418)	(15,698)	(6,643)	(735)
Prepaid expenses and other current assets	8,001	8,778	3,315	4,266
Other assets	(2,365)	(8,422)	(3,815)	(10,535)
Accounts payable	1,310	4,848	(5,112)	1,669
Accrued expenses	3,057	11,135	(7,854)	1,800
Other liabilities	1,348	(43)	(5,217)	(43)
Deferred taxes	(3,314)	(2,672)	1,579	(18,892)
Deferred revenue	(51,368)	(29,190)	(125,387)	(90,659)
Net cash used in operating activities	$(15,777)	$523	$(80,319)	$(50,934)
Cash flows from investing activities:
Purchases of property and equipment	(440)	(1,831)	(2,201)	(2,172)
Proceeds from sale of property and equipment	—	—	—	13
Investment in capitalized product development costs	(12,007)	(10,572)	(20,927)	(19,137)
Acquisitions—net of cash acquired	(15,625)	34	(31,155)	(318,824)
Partial payment of acquisition-related contingent consideration	(1,392)	—	(1,392)	—
Net cash used in investing activities	$(29,464)	$(12,369)	$(55,675)	$(340,120)
Cash flows from financing activities:
Proceeds from Revolving Credit Agreement	40,000	$10,000	70,000	$55,000
Proceeds from Bridge Loan	—	$—		$315,200
Repayment of Incremental Facility	—	$(175)	$—	$(350)
Repayment of First Lien Debt	(1,938)	$(1,938)	(3,875)	$(3,875)
Payments for repurchase of management incentive units	—	$—	$—	$(448)
Payments of deferred offering costs	—	$(1,268)	(295)	$(2,655)
Payment of debt issuance costs	—	$(1,600)	$—	$(2,100)
Repayment of capital leases	—	$(62)	—	$(108)
Net cash provided by financing activities	$38,062	$4,957	$65,830	$360,664
Effect of foreign exchange rate changes on cash	(962)	(178)	(872)	189
Net decrease in cash, cash equivalents, and restricted cash	(8,141)	(7,067)	(71,036)	(30,201)
Cash, cash equivalents, and restricted cash—Beginning of period	24,096	30,112	86,991	53,246
Cash, cash equivalents, and restricted cash—End of period	$15,955	$23,045	$15,955	$23,045

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of Gross profit to Adjusted gross profit

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except for percentages)	2022	2021	2022	2021

Gross profit	$89,606	$85,599	$171,223	$151,866
Depreciation	265	439	540	832
Share-based compensation(1)	2,146	81	4,313	162
Restructuring(2)	1,129	893	2,102	1,480
Acquisition-related expense(3)	91	168	291	251
Amortization	14,005	12,407	27,690	23,769
Adjusted Gross Profit	$107,242	$99,587	$206,159	$178,360
Gross Profit Margin(4)	56.9%	58.9%	55.7%	57.6%
Adjusted Gross Profit Margin(5)	68.1%	68.5%	67.1%	67.7%

(1) Refers to expenses flowing through gross profit associated with share-based compensation.
(2)    Refers to expenses flowing through gross profit related to migration of customers from legacy to core products, and severance expense related to offshoring activities, facility closures and executive departures.
(3)    Refers to expenses flowing through gross profit incurred to execute and integrate acquisitions, including retention awards and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021

Net loss	$(6,458)	$(2,545)	$(20,577)	$(2,062)
Add:
Amortization	29,075	27,337	57,728	52,031
Depreciation	1,333	1,663	2,596	3,283
Net interest expense(1)	8,743	21,297	15,765	38,552
Income tax expense (benefit)	(2,933)	(1,690)	1,605	(17,349)
Share-based compensation	12,242	1,373	24,637	2,737
Management fees(2)	93	115	177	191
Restructuring(3)	10,037	1,200	10,182	2,737
Acquisition-related expense(4)	(3,393)	1,476	(766)	7,738

Adjusted EBITDA	$48,739	$50,226	$91,347	$87,858

Net loss margin	(4.1)%	(1.8)%	(6.7)%	(0.8)%
Adjusted EBITDA margin(5)	30.9%	34.5%	29.7%	33.3%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.
(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to COVID-19.
(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved and Chalk. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(5)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net Loss to Non-GAAP Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2022	2021	2022	2021

Net loss	$(6,458)	$(2,545)	$(20,577)	$(2,062)
Add:
Amortization	29,075	27,337	57,728	52,031
Depreciation	1,333	1,663	2,596	3,283
Share-based compensation	12,242	1,373	24,637	2,737
Management fees(1)	93	115	177	191
Restructuring(2)	10,037	1,200	10,182	2,737
Acquisition-related expense(3)	(3,393)	1,476	(766)	7,738

Non-GAAP Net Income	42,929	30,619	73,977	66,655

Weighted-average Class A common stock outstanding used in computing GAAP net loss per share, basic and diluted	158,229,171		158,171,056
Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income, basic	158,229,171		158,171,056
Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income, diluted	198,209,855		198,150,174

GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic and diluted	$(0.03)		$(0.11)
Non-GAAP net income per share of Class A common stock - basic	$0.27		$0.47
Non-GAAP net income per share of Class A common stock - diluted	$0.22		$0.37

(1)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.
(2)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to the COVID-19 pandemic.
(3)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved and Chalk. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021

GAAP Cost of Revenue - Subscription and Support	$37,260	$33,632	$75,294	$62,664
Less:
Share-based compensation	1,047	10	2,162	19
Restructuring	98	39	101	102
Acquisition-related expense	51	119	225	179
Non-GAAP Cost of Revenue - Subscription and Support	$36,064	$33,464	$72,806	$62,364

GAAP Cost of Revenue - Services	$15,737	$12,795	$30,734	$23,489
Less:
Share-based compensation	1,100	72	2,151	142
Restructuring	1,031	854	2,000	1,377
Acquisition-related expense	41	49	67	72
Non-GAAP Cost of Revenue - Services	$13,565	$11,820	$26,516	$21,898

GAAP Research & Development	$26,088	$21,929	$52,706	$40,474
Less:
Share-based compensation	3,024	234	6,128	471
Restructuring	$ –	—	—	684
Acquisition-related expense	849	322	894	457
Non-GAAP Research & Development	$22,215	$21,373	$45,684	$38,862

GAAP Selling, General and Administrative	$47,484	$30,653	$87,587	$55,984
Less:
Share-based compensation	7,071	1,058	14,196	2,104
Management fees	93	115	177	191
Restructuring	8,908	307	8,081	573
Acquisition-related expense	(5,377)	810	(4,569)	1,251
Non-GAAP Selling, General and Administrative	$36,789	$28,363	$69,702	$51,865

Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net cash used in operating activities	$(15,777)	$523	$(80,319)	$(50,934)
Less:
Purchases of property and equipment	(440)	(1,831)	(2,201)	(2,172)
Capitalized product development costs	(12,007)	(10,572)	(20,927)	(19,137)

Free Cash Flow	$(28,224)	$(11,880)	$(103,447)	$(72,243)

Add:
Cash paid for interest on outstanding debt	7,989	17,457	14,172	31,645

Unlevered Free Cash Flow	$(20,235)	$5,577	$(89,275)	$(40,598)

© PowerSchool. PowerSchool and other PowerSchool marks are trademarks of PowerSchool Holdings, Inc. or its subsidiaries. Other names and brands may be claimed as the property of others.

PWSC-F

Investor Contact:
Shane Harrison
investor.relations@PowerSchool.com
855-707-5100

Media Contact:
Kari Sherrodd
public.relations@PowerSchool.com
206-295-2826

Source: PowerSchool Holdings, Inc.